Exhibit 13.1

Certification Pursuant to 18 U. S. C. Section 1350(b), as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Rusty Hutson, Jr., the Chief Executive Officer, and Bradley G. Gray, the Chief Financial Officer of Diversified Energy Company PLC (the Company), hereby certify, that, to their knowledge:
1.The Annual Report on Form 20-F for the year ended December 31, 2024 (the Report), as filed with the Securities and Exchange Commission on March 17, 2025, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 17, 2025	/s/ Rusty Hutson, Jr.
Date	Rusty Hutson, Jr.
Chief Executive Officer

March 17, 2025	/s/ Bradley G. Gray
Date	Bradley G. Gray
Chief Financial Officer